Exhibit (a)(9)

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Offer by CVRD Canada Inc., you should consult with your investment dealer, stockbroker, lawyer or other professional advisor. Enquiries concerning the information in this document should be directed to Georgeson’s North American toll-free number at 1-866-264-4715 or collect at 416-847-7159. Bankers and brokers may call at 212-440-9800.
NOTICE OF CHANGE TO
DIRECTORS’ CIRCULAR
RELATING TO THE OFFER BY
CVRD CANADA INC.
A WHOLLY-OWNED SUBSIDIARY OF
COMPANHIA VALE DO RIO DOCE
TO PURCHASE
ALL OF THE OUTSTANDING COMMON SHARES OF
INCO LIMITED
FOR CDN.$86.00 IN CASH PER INCO SHARE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
INCO SHAREHOLDERS ACCEPT THE CVRD OFFER AND TENDER
THEIR INCO SHARES TO THE CVRD OFFER.
September 25, 2006
Notice to United States Securityholders:
The Offer by CVRD Canada Inc. is in respect of securities of a Canadian issuer. The enforcement by United States securityholders of civil liabilities under United States federal securities laws may be adversely affected by the fact that the issuer is located in a foreign country and that some of its directors and officers are residents of a foreign country.

i

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
CURRENCY
CURRENCY EXCHANGE RATE INFORMATION
NOTICE OF CHANGE TO DIRECTORS’ CIRCULAR
RECOMMENDATION OF THE BOARD OF DIRECTORS
REASONS FOR THE RECOMMENDATION
INTENTIONS OF DIRECTORS AND SENIOR OFFICERS WITH RESPECT TO THE OFFER
OTHER INFORMATION
ARRANGEMENTS BETWEEN INCO AND ITS DIRECTORS AND SENIOR OFFICERS
MATERIAL CHANGES
OTHER MATTERS
STATUTORY RIGHTS
DIRECTORS’ APPROVAL
CONSENT OF MORGAN STANLEY & CO. INCORPORATED
CONSENT OF RBC CAPITAL MARKETS
CONSENT OF GOLDMAN, SACHS & CO.
CERTIFICATE
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
      This Notice of Change contains forward-looking information (as defined in the Securities Act (Ontario)) and forward-looking statements (as defined in the United States Securities Exchange Act of 1934) that are based on expectations, estimates and projections as of the date of this Notice of Change. Generally, these forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results and developments to be materially different from any future results, performance or achievements expressed by, or implied by, the forward-looking statements in this Notice of Change.
      While Inco anticipates that subsequent events and developments may cause Inco’s views to change, Inco specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing Inco’s views as of any date subsequent to the date of this Notice of Change. Inco has attempted to identify important factors that could cause actual actions, events or results to differ materially from those current expectations described in forward-looking statements. However, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended and that could cause actual actions, events or results to differ materially from current expectations. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. In addition to being subject to a number of assumptions, forward-looking statements in this Notice of Change are subject to the risks contained in Inco’s Annual Report on Form 10-K for the year ended December 31, 2005.
CURRENCY
      Unless otherwise indicated, all references to “$” or “dollars” in this Notice of Change refer to U.S. dollars and references to “Cdn.$” in this Notice of Change refer to Canadian dollars.
CURRENCY EXCHANGE RATE INFORMATION
      The following table sets out the high and low exchange rates for one U.S. dollar expressed in Canadian dollars for the period indicated and the average of such exchange rates, and the exchange rate at the end of such period, in each case, based upon the closing rate of the Bank of Canada:

		Year Ended December 31,
	Six Months Ended
	June 30, 2006	2005	2004	2003

High	1.1722	1.2696	1.3957	1.5672
Low	1.0983	1.1518	1.2943	1.2943
Rate at end of period	1.1162	1.1630	1.2020	1.2965
Average rate per period	1.1380	1.2116	1.3013	1.4009
      On September 22, 2006, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the closing rate of the Bank of Canada was Cdn.$1.1176.

ii

NOTICE OF CHANGE TO DIRECTORS’ CIRCULAR
      This Notice of Change to Directors’ Circular (this “Notice of Change”) relating to the Directors’ Circular dated August 15, 2006 (the “Directors’ Circular”), the Notice of Change to Directors’ Circular dated August 28, 2006 (the “First Notice of Change”) and the Notice of Change to Directors’ Circular dated September 5, 2006 (the “Second Notice of Change”) is issued by the board of directors (the “Board of Directors” or the “Board”) of Inco Limited (“Inco”) in connection with the offer (the “CVRD Offer”) dated August 14, 2006 made by CVRD Canada Inc. (the “Offeror”), a wholly-owned subsidiary of Companhia Vale do Rio Doce (together with the Offeror, “CVRD”), to the common shareholders of Inco (the “Inco Shareholders”) to purchase all of the outstanding common shares of Inco (the “Inco Shares”) for Cdn.$86.00 in cash per Inco Share, upon the terms and subject to the conditions set out in the CVRD Offer. Defined terms used but not defined in this Notice of Change have the meanings given to them in the Directors’ Circular, the First Notice of Change and the Second Notice of Change.
RECOMMENDATION OF THE BOARD OF DIRECTORS
      The Board of Directors of Inco recommends that Inco Shareholders accept the CVRD Offer and tender their Inco Shares to the CVRD Offer before the expiry time of 8:00 p.m. (Toronto time) on September 28, 2006.
      Inco Shareholders should consider the CVRD Offer carefully and come to their own conclusions as to acceptance or rejection of the CVRD Offer. Inco Shareholders who are in doubt as to how to respond to the CVRD Offer should consult their own investment dealer, stockbroker, lawyer or other professional advisors. Inco Shareholders are advised that acceptance of the CVRD Offer may have tax consequences and they should consult their professional tax advisors.
REASONS FOR THE RECOMMENDATION
      In arriving at its recommendation, the Board of Directors, after receiving advice from its financial and legal advisors, carefully considered all aspects of the CVRD Offer and in particular the current circumstances. The Board believes that the consideration to be received by Inco Shareholders under the CVRD Offer is fair, from a financial point of view, to Inco Shareholders. The following is a summary of the principal reasons for the recommendation of the Board that Inco Shareholders accept the CVRD Offer and tender their Inco Shares to the CVRD Offer.

1.	The CVRD Offer is the only transaction currently available.

•	Solicitation of Alternate Transactions. Following termination by Inco and Phelps Dodge of the Combination Agreement, Inco was no longer restricted in its ability to solicit other acquisition proposals from, provide confidential information to, or enter into negotiations or agreements with, interested parties. Management of Inco and its advisors thereafter contacted a number of potentially interested parties to discuss their level of interest in pursuing a transaction that would provide Inco’s Shareholders with greater value than the CVRD Offer. Based upon such efforts, the Board of Directors believes it to be unlikely that any alternative transaction superior to the CVRD Offer will be proposed prior to the expiry of the CVRD Offer. Moreover, if the CVRD Offer is not completed, there can be no assurance that Inco will be able to develop an alternative transaction with another party that offers comparable value to Inco Shareholders within a reasonable period of time.

•	Prospects for an Improved CVRD Offer. Management of Inco and its advisors have had several conversations with representatives of CVRD to ascertain whether CVRD was willing to discuss improving the CVRD Offer. To date, CVRD has indicated that it is not willing to enter into substantive discussions or negotiations with respect to improving the CVRD Offer.

•	CVRD Offer Premium. The CVRD Offer represents a premium of 31.5% over the closing price of the Inco Shares on the TSX on May 5, 2006, the last trading day prior to the announcement of Teck Cominco Limited’s intention to make an offer to purchase all of the outstanding Inco Shares.

2.	Inco’s Financial Advisors have each provided a written opinion addressed to the Board of Directors that, as of the date of such opinions, the consideration to be received by Inco Shareholders under the CVRD Offer was fair, from a financial point of view, to Inco Shareholders.

•	The Board has received written opinions, dated September 24, 2006, from each of the financial advisors, Morgan Stanley, RBC Capital Markets and Goldman, Sachs & Co., to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated in their respective opinions, the consideration to be received by Inco Shareholders under the CVRD Offer was fair, from a financial point of view, to Inco Shareholders.

•	The advisory services and the opinions expressed by the Financial Advisors were provided for the information and assistance of the Board of Directors in connection with its consideration of the CVRD Offer, and such opinions do not constitute a recommendation to Inco Shareholders as to whether to tender their Inco Shares pursuant to the CVRD Offer. See also the section entitled “Other Information” below.

3.	The Board of Directors believes that the CVRD Offer is capable of completion within a reasonable period of time.

•	Conditions to the CVRD Offer. The CVRD Offer remains subject to certain outstanding regulatory approvals, including Investment Canada Act approval and antitrust clearance in the European Union. Inco does not know whether or when such conditions will be satisfied or waived by CVRD; however, Inco has no reason to believe that such conditions will not be satisfied within a reasonable period of time. If such conditions are not satisfied or waived such that CVRD takes up Inco Shares deposited under the CVRD Offer within a reasonable period of time, depositing Inco Shareholders will be entitled to withdraw their deposited Inco Shares in accordance with the terms of the CVRD Offer and applicable law.
      The determination of the Board of Directors was made after consideration of all of the above-noted factors and in light of the directors’ own knowledge of the business, financial condition and prospects of Inco and was based upon the advice of the Board of Directors’ financial advisors and legal advisors.
INTENTIONS OF DIRECTORS AND SENIOR OFFICERS WITH RESPECT TO THE OFFER
      The Board has made reasonable enquiries of each director and senior officer of Inco. After consideration of the foregoing, the directors and senior officers of Inco have each indicated a current intention, and a current intention of their respective associates, to tender his or her Inco Shares to the CVRD Offer or otherwise dispose of their Inco Shares (including pursuant to charitable donations).
OTHER INFORMATION
      The Financial Advisors have provided investment banking services to Inco from time to time. Certain of the Financial Advisors have provided investment banking services to CVRD from time to time. The Financial Advisors may provide investment banking services to Inco and CVRD in the future. In connection with such services, the Financial Advisors have received, and may receive, compensation. The Financial Advisors expect to receive fees for their services in connection with their respective engagements by Inco relating to the CVRD Offer, the principal portion of which is contingent upon consummation of the CVRD Offer.
      Except as disclosed in this Notice of Change, the Directors’ Circular, the First Notice of Change, and the Second Notice of Change, no information is known to the directors of Inco that would reasonably be expected to affect the decision of the holders of Inco Shares to accept or reject the CVRD Offer.
ARRANGEMENTS BETWEEN INCO AND ITS DIRECTORS AND SENIOR OFFICERS
      The Board of Directors has authorized the payment of a mergers and acquisitions bonus to certain key individuals who were instrumental in Inco’s recent strategic initiative, which bonus is in addition to existing plans or other contractual entitlements. This bonus will be payable upon the earlier of a change of control of Inco or March 31, 2007.

      On September 24, 2006, Inco’s Board of Directors approved, subject to regulatory approval, amendments to the 1993 Inco Limited Key Employee Incentive Plan, the 1997 Inco Limited Key Employee Incentive Plan, the 2001 Inco Limited Key Employee Incentive Plan, the 2005 Inco Limited Key Employee Incentive Plan and the 2002 Non-Employee Director Share Option Plan. The amendments provide option holders with the right to surrender to Inco for cancellation any option that is then exercisable for common shares in return for payment by Inco of an amount equal to the difference between the exercise price of such option and the fair value of the common shares subject to such option, less the amount of any applicable withholding taxes or other withholding obligations, in such manner and in such circumstances as the Board of Directors may determine. The effect of these amendments is to provide option holders with a means of obtaining the economic benefit inherent in their options without being required to fund the exercise price of the options in circumstances where they would simply tender the common shares issuable upon exercise of the options to the CVRD Offer.
      The Board of Directors has unanimously determined to terminate Inco’s Non-Employee Director Share Ownership Plan effective immediately prior to any take up of Inco Shares pursuant to the CVRD Offer, and to redeem all of the outstanding Deferred Share Units (“DSUs”) held by Inco’s non-employee directors at such time in cash. The redemption amount for such DSUs would be equal to the CVRD offer price.
MATERIAL CHANGES
      Except as publicly disclosed or as referred to in this Notice of Change, the Directors’ Circular, the First Notice of Change and the Second Notice of Change, the directors and senior officers of Inco are not aware of any other information that indicates any material change in the affairs of Inco since July 26, 2006, the date on which Inco published its most recent unaudited interim financial statements for the quarter ended June 30, 2006.
OTHER MATTERS
      This document will be filed with the SEC as an exhibit to an amendment to Inco’s Solicitation/ Recommendation Statement on Schedule 14D-9 in respect of the CVRD Offer (as amended, the “CVRD 14D-9”). Inco Shareholders are advised to read this Notice of Change, the Directors’ Circular, the First Notice of Change, the Second Notice of Change and the CVRD 14D-9 (including the exhibits thereto) in their entirety because they contain important information. Copies of the CVRD 14D-9 are, and any other documents filed by Inco in connection with the CVRD Offer will be, available free of charge at the SEC’s website at www.sec.gov, from Inco at www.inco.com or from Georgeson by calling the telephone numbers at the back of this document.
STATUTORY RIGHTS
      Securities legislation in certain of the provinces and territories of Canada provides security holders of the Company with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.
DIRECTORS’ APPROVAL
      The contents of this Notice of Change have been approved, and the delivery thereof has been authorized, by the Board of Directors.

CONSENT OF MORGAN STANLEY & CO. INCORPORATED
      We hereby consent to the reference to our opinion, dated September 24, 2006, in the notice of change to directors’ circular of Inco Limited, dated September 25, 2006 (the “Notice of Change”) under the caption “Reasons for the Recommendation”.

New York, New York	Morgan Stanley & Co. Incorporated
September 25, 2006
(signed) William J. Dotson, Jr.
Managing Director

CONSENT OF RBC CAPITAL MARKETS
      We hereby consent to the reference to our opinion, dated September 24, 2006, in the notice of change to directors’ circular of Inco Limited, dated September 25, 2006 (the “Notice of Change”) under the caption “Reasons for the Recommendation”.

Toronto, Ontario	RBC Dominion Securities Inc.
September 25, 2006

CONSENT OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL
September 25, 2006
Board of Directors
Inco Limited
145 King Street West
Suite 1500
Toronto, Ontario M5H 4B7
Re: Notice of Change to Directors’ Circular dated September 25, 2006
Ladies and Gentlemen:
Reference is made to our opinion letter, dated September 24, 2006, with respect to the fairness from a financial point of view to the holders of the outstanding common shares (the “Company Shares”) of Inco Limited (the “Company”) of the Canadian Dollars 86.00 per Company Share in cash proposed to be received by such holders pursuant to the CVRD Offer (as defined in the opinion letter) to acquire all of the Company Shares made by CVRD Canada Inc., a wholly owned subsidiary of Companhia Vale do Rio Doce, pursuant to and as more fully described in the take-over bid circular, dated August 14, 2006, which has been mailed to holders of the Company Shares.
The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein, and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement, directors’ circular or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include a reference to our opinion in the above-referenced Notice of Change to Directors’ Circular.
In that regard, we hereby consent to the reference to our opinion under the caption “Reasons for the Recommendation” in the above-referenced Notice of Change to Directors’ Circular.
Very truly yours,

GOLDMAN, SACHS & CO.

CERTIFICATE
DATED: September 25, 2006
      The foregoing, together with the Directors’ Circular of the Board of Directors of Inco dated August 15, 2006, the Notice of Change to Directors’ Circular dated August 28, 2006 and the Notice of Change to Directors’ Circular dated September 5, 2006 contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The foregoing, together with the Directors’ Circular of the Board of Directors of Inco dated August 15, 2006, the Notice of Change to Directors’ Circular dated August 28, 2006 and the Notice of Change to Directors’ Circular dated September 5, 2006 does not contain any misrepresentation likely to affect the value of the market price of the securities subject to the CVRD Offer within the meaning of the Securities Act (Québec).

On behalf of the Board of Directors

(Signed) Richard E. Waugh Director	(Signed) Chaviva M. Hošek Director

QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE INFORMATION IN
THIS DOCUMENT SHOULD BE DIRECTED TO THE INFORMATION AGENT:
100 University Avenue
11th Floor, South Tower
Toronto, Ontario
M5J 2Y1
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Collect (416) 847-7159
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